UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

WINDTREE THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

GENERAL INFORMATION

To the Stockholders of Windtree Therapeutics, Inc.:

This Notice and the accompanying Information Statement (“Information Statement”) are being furnished by Windtree Therapeutics, Inc., a Delaware corporation (referred to in this Notice and Information Statement as “we,” “our,” and the “Company”) to the stockholders of record of our common stock, par value $0.001 per share (the “Common Stock”), as of the close of business on November 23, 2020 (the “Record Date”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated by the U.S. Securities and Exchange Commission thereunder, and the requirements of the Delaware General Corporation Law (the “DGCL”) to inform them that the following action was approved by the holders of a majority of our issued and outstanding shares of Common Stock as of the Record Date (the “Majority Holders”) by written consent in lieu of a meeting on December 24, 2020 (the “Written Consent”) and the Board of Directors of the Company (the “Board”).

On November 23, 2020, the Company’s Board adopted the Windtree Therapeutics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), which was subsequently approved by the Majority Holders on December 24, 2020. The written consent approved the adoption of the 2020 Plan which allows for up to a maximum of 1,535,500 shares of Common Stock to be available for issuance pursuant to stock-based awards granted under the 2020 Plan. The summary of the principal features of the 2020 Plan included in this Information Statement is qualified in its entirety by reference to the full text of the 2020 Plan which is attached to this Information Statement as Appendix I. Upon the effectiveness of the 2020 Plan, the 2020 Plan will replace our existing Windtree Therapeutics, Inc. 2011 Long Term Incentive Plan (the “Prior Plan”) and the 2020 Plan will become our primary plan for providing equity-based compensation to our eligible employees, consultants and non-employee directors.

Under the DGCL, our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws (“By-laws”), stockholder action may be taken by written consent. The written consent was sufficient to approve the 2020 Plan and no other stockholder approval is required or necessary. The 2020 Plan will become effective on the 20th calendar day after the completion of the mailing to the Company’s stockholders of this Notice of Stockholder Consent and Information Statement. The effective date is currently expected to be January 20, 2021. The accompanying Information Statement, which describes the 2020 Plan in more detail and provides our stockholders with other important information, is being furnished to you for informational purposes only pursuant to Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder.

Please note that the Written Consent of the Majority Holders satisfies the stockholder vote requirement for these actions under the DGCL and our By-laws and no additional votes will be needed. Accordingly, your consent is not required in connection with the approval of these corporate actions. You do not need to do anything in response to this Notice and accompanying Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Craig E. Fraser
Craig E. Fraser
President and Chief Executive Officer
Warrington, PA
December 29, 2020

WINDTREE THERAPEUTICS, INC.

INFORMATION STATEMENT

December 29, 2020

This Information Statement is being mailed or furnished by the Board of Directors of Windtree Therapeutics, Inc., a Delaware corporation (referred to as “we,” “our,” “us,” and the “Company”), with principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622, to our stockholders of record on November 23, 2020 (the “Record Date”) solely for the purpose of informing you of actions taken by the holders of a majority (the “Majority Holders”) of our issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) by written consent in lieu of a special meeting of stockholders on December 24, 2020 (the “Written Consent”) and by our Board of Directors (the “Board”) pursuant to resolutions adopted on November 23, 2020, in accordance with the Delaware General Corporation Law (“DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

The actions of the Majority Holders will become effective no earlier than 20 days after the mailing of this Information Statement.

The approved Windtree Therapeutics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) is attached to this Information Statement as Appendix I and is hereby incorporated into this Information Statement by reference.

This Notice and Information Statement is expected to be mailed to stockholders on or about December 31, 2020.

*   *   *

Voting Rights and Vote Required

As of the Record Date, there were issued and outstanding 16,921,482 shares of Common Stock entitled to vote on the matters presented in this Information Statement. Under our Amended and Restated By-laws (“By-laws”) and the DGCL, approval of the 2020 Plan requires the affirmative consent of a majority of the issued and outstanding shares of Common Stock that would have been entitled to vote on the proposals had there been a meeting. Each share of our Common Stock would have been entitled to one vote on each matter had there been a meeting. On the Record Date, we had no shares of preferred stock or capital stock other than our Common Stock entitled to vote on the corporate actions outstanding.

As of December 24, 2020, the Majority Holders were the owners of 8,599,314 shares of our Common Stock, representing approximately 50.82% of the shares of our Common Stock entitled to vote on the Record Date, and executed the Written Consent in lieu of a meeting in accordance with our By-Laws and the DGCL. The Written Consent is sufficient under the DGCL and our By-laws to approve and adopt the actions described in this Information Statement. Consequently, no further stockholder action is required. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions taken by Written Consent will become effective no earlier than 20 calendar days after the date on which this Information Statement is first sent or given to our stockholders.

Dissenters’ Rights of Appraisal

Under the DGCL, stockholders are not entitled to appraisal rights in connection with any of the actions described in this Information Statement and we will not independently make those rights available to our stockholders.

Notice Pursuant to the DGCL

Pursuant to Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required Section 228(e) of the DGCL.

Reverse Stock Split

In connection with the Company listing its Common Stock on the Nasdaq Capital Market, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware on April 28, 2020 to effect a 1-for-3 (1:3) reverse stock split (the “Reverse Split”) of the issued and outstanding shares of Common Stock. The Certificate of Amendment was filed on April 28, 2020, the Reverse Split became effective at 12:01 a.m. Eastern Time on April 29, 2020, and the Common Stock began trading on a reverse stock split-adjusted basis on the opening of trading on April 29, 2020.

As a result of the Reverse Split, every three (3) shares of issued and outstanding Common Stock were automatically combined into one (1) issued and outstanding share of Common Stock without any change in the par value per share. No fractional shares were issued as a result of the Reverse Split. Any fractional shares that would otherwise have resulted from the Reverse Split were paid in cash. The reverse stock split resulted in a reduction of our outstanding shares of common stock from 41,092,186 shares prior to the reverse stock split to 13,697,395 shares of common stock after giving effect to the reverse stock split. After giving effect to the Reverse Split, the total number of shares of all classes of capital stock that the Company is authorized to issue remains 125,000,000 shares. In addition, proportionate adjustments were made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options granted by the Company, and the number of shares of Common Stock reserved for future issuance under the Company’s equity incentive plans.

INTEREST OF CERTAIN PERSONS IN THE MATTERS
DESCRIBED IN THIS INFORMATION STATEMENT

Our directors and executive officers are eligible to receive grants under our 2020 Plan, and have a substantial direct interest in the approval of the 2020 Plan as described in this Information Statement.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth information as of November 23, 2020, regarding the beneficial ownership of our common stock by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

●	each of our named executive officers and directors; and

●	all of our executive officers as a group.

The percentage of common stock outstanding is based on 16,921,482 shares of our common stock outstanding as of November 23, 2020. For purposes of the table below, and in accordance with the rules of the U.S. Securities and Exchange Commission (“SEC”), we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of November 23, 2020 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Windtree Therapeutics, Inc. 2600 Kelly Road, Suite 100, Warrington, PA 18976.

	Percent of Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage
Greater than 5% Stockholders
Lee’s Pharmaceutical Holdings Limited (1)	5,462,065	31.09%
Panacea Venture Healthcare Fund I L.P. (2)	3,705,711	20.26%
Bioengine Capital (3)	1,671,539	9.63%
Ivy Blue Holding Limited (4)	1,445,596	8.54%
Hongtao Investment-I Ltd (5)	1,490,066	8.55%
Tyrus-DA Global Healthcare No. 1 (6)	1,331,293	7.65%
Class Edge Limited (7)	938,158	5.44%

Directors and Named Executive Officers
James Huang (8)	3,810,326	20.82%
John R. Leone (9)	34,159	*
Joseph M. Mahady (10)	34,147	*
Bruce A. Peacock (11)	37,044	*
Brian D. Schreiber, M.D. (12)	17,472	*
Daniel E. Geffken (13)	10,805	*
Craig Fraser (14)	324,762	1.89%
Steven G. Simonson, M.D. (15)	183,713	1.07%
John A. Tattory (16)	99,809	*

Executive Officers and Directors as a group (11 persons)	4,553,737	25.16%

*	Less than 1%

(1)

Includes (i) 22,300 shares of common stock and 22,300 Series A-1 Warrants to purchase 22,300 shares of common stock held directly by Lee’s Pharmaceutical Holdings Limited (“Lee’s”) exercisable within 60 days of November 23, 2020, (ii) 1,336,078 shares of common stock, 102,620 Series F Warrants to purchase 102,620 shares of common stock exercisable within 60 days of November 23, 2020, 199,203 Series G Warrants to purchase 199,203 shares of common stock exercisable within 60 days of November 23, 2020, 275,938 Series I Warrants to purchase 275,938 shares of common stock exercisable within 60 days of November 23, 2020 and 45,139 Series C warrants to purchase 45,139 shares of common stock exercisable within 60 days of November 23, 2020, held by LPH II Investments Limited (“LPH II”), (iii) 2,687,953 shares of common stock held by China Cardiovascular Interest Limited (“China Cardiovascular”), and (iv) 770,534 shares of common stock held by LPH Investments Ltd. (“LPH”). Lee’s may be deemed to have beneficial ownership of the shares held by LPH II due to its ownership of 100% of LPH II and the shares of common stock held by China Cardiovascular may be deemed to be beneficially owned by Lee’s by virtue of its 100% ownership of Pharmaceutical International Limited, which owns 100% of the equity interests of China Cardiovascular. Lee’s holds a 74% interest in LPH and, accordingly, Lee’s may be deemed to beneficially own the shares held by LPH. LPH II is currently unable to exercise the Series C, F and G warrants due to an ownership cap restriction and Lee’s Series A-1 Warrants are subject to a 9.99% ownership cap. The Series I Warrants are subject to a 4.99% ownership cap (or such other percent as designated by each holder not to exceed 19.99%). Other than for purposes of Rule 13d-3 of the Act, Lee’s disclaims beneficial ownership of the shares of common stock and warrants, as applicable, except to the extent of its pecuniary interest therein, as applicable. Mses. Lee Siu Fong and Leelalertsuphakun Wanee are executive directors, Dr. Li Xiaoyi is an executive director and the chief executive officer, Mr. Simon Miles Ball is a non-executive director, and Drs. Chan Yau Ching (Bob) and Tsim Wah Keung (Carl) and Mr. Lam Yat Cheong are the independent directors, of Lee’s (the “Lee’s Directors”). The Lee’s Directors and the shareholders of Lee’s have shared voting and investment power over the shares held by Lee’s. The address for Lee’s, LPH, LPH II and China Cardiovascular is 1/F, Building 20E, Phase 3, Hong Kong Science Park, Shatin, Hong Kong.

(2)

Includes 2,336,853 shares of common stock, 62,500 shares of common stock issuable upon exercise of Series D Warrants exercisable within 60 days of November 23, 2020, 256,500 shares of common stock issuable upon exercise of Series F Warrants exercisable within 60 days of November 23, 2020, 498,008 shares of common stock issuable upon exercise of Series G Warrants exercisable within 60 days of November 23, 2020, 275,938 shares of common stock issuable upon exercise of Series I Warrants exercisable within 60 days of November 23, 2020 and 275,862 shares of common stock issuable upon exercise of May 2020 Warrants exercisable within 60 days of November 23, 2020 held by Panacea Venture Healthcare Fund I, L.P. (the “Panacea Fund”). Panacea Venture Healthcare Fund GP I, L.P. or the Immediate GP, is the general partner of the Panacea Fund, Panacea Venture Healthcare Fund GP Company, Ltd. (the “Parent GP”) is the general partner of the Immediate GP, and Panacea Venture Management Company Ltd. (the “Management Company”) is the management company of the Immediate GP. The Management Company, the Panacea Fund, the Immediate GP and the Parent GP are collectively referred to as the Panacea Entities. The Management Company together with the Parent GP and the Immediate GP may be deemed to have beneficial ownership over the shares of common stock held by the Panacea Fund. Each of the Series D Warrants, the Series F Warrants and the Series G Warrants are subject to a 18.0% beneficial ownership cap and are currently unable to be exercised due to such ownership cap. The Series I Warrants are subject to a 4.99% ownership cap (or such other percent as designated by each holder not to exceed 19.99%). The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us). The Panacea Entities may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act. James Huang and Hai Mi serve as directors of the Parent GP and the Management Company. Mr. Huang, Hai Mi, and the shareholders of the Parent GP and Management Company have shared voting and investment power over the shares held by the Panacea Fund. Mr. Huang expressly disclaims beneficial ownership of the securities reported herein, except to the extent of his pecuniary interest therein, if any. The address of the Panacea Fund, Immediate GP, Parent GP and the Management Company is #6 Lane 1350 Middle Fuxing Rd., Xuhui District, Shanghai, China 200319.

(3)

Includes 1,239,088 shares of common stock, 128,275 shares of common stock issuable upon exercise of Series F Warrants exercisable within 60 days of November 23, 2020, 249,004 shares of common stock issuable upon exercise of Series G Warrants exercisable within 60 days of November 23, 2020 and 55,172 shares of common stock issuable upon exercise of May 2020 Warrants exercisable within 60 days of November 23, 2020 held by Bioengine Capital Inc. Center Laboratories, Inc. may be deemed to beneficially own the shares held by Bioengine Capital, Inc. by virtue of its 58.6% equity interest in Bioengine Capital Inc. The Series F Warrants and Series G Warrants are subject to a 19.9% beneficial ownership cap. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us). Center Laboratories, Inc. and all the other shareholders and directors of Bioengine Capital Inc. have shared voting and investment power over the shares held by Bioengine Capital Inc. The address of Bioengine Capital and Center Laboratories, Inc. is 7F, No. 3-2 Park St., Nangang District, Taipei City 1 14 Taiwan, Republic of China.

(4)

Includes 1,445,596 shares of common stock owned directly by Ivy Blue Holdings Limited, which is a wholly owned subsidiary of KPCB China Fund II, L.P. KPCB China Associates II, L.P. is the general partner of KPCB China Fund II, L.P. and KPCB China Holdings II, Ltd. is the general partner of KPCB China Associates II, L.P. The directors of KPCB China Holdings II, Ltd. are Brook Byers, Wen Hsieh, James Huang and Theodore Schlein (the “China Holdings Directors”). By virtue of these relationships, Brook Byers, Wen Hsieh, James Huang and Theodore Schlein may be deemed to indirectly beneficially own the securities held by Ivy Blue Holdings Limited; however, each disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The China Holdings Directors and all the shareholders of China Holdings II, Ltd. have shared voting and investment power over the shares held by Ivy Blue Holdings Limited. The address of Ivy Blue Holdings Limited, KPCB China Fund II, L.P., KPCB China Associates II, L.P. and KPCB China Holdings II, Ltd. is No 6 Lane 1350 Middle Fuxing Rd., Xuhui District, Shanghai, China 200319.

(5)

Includes 993,377 shares of common stock and 496,689 shares of common stock issuable upon exercise of Series I Warrants exercisable within 60 days of November 23, 2020. The Series I Warrants are subject to a 4.99% ownership cap (or such other percent as designated by each holder not to exceed 19.99%). Zhao Xiaohong has voting and investment power over the shares held by Hongtao Investment Ltd. The address of Hongtao Investment Ltd. is Room B, 43/F, 2A Seymour Road, Azura, Hong Kong.

(6)

Includes 843,379 shares of common stock, 143,374 Series F Warrants to purchase 143,374 shares of common stock exercisable within 60 days of November 23, 2020, 278,315 Series G Warrants to purchase 278,315 shares of common stock exercisable within 60 days of November 23, 2020 and 66,225 shares of common stock issuable upon exercise of Series I Warrants exercisable within 60 days of November 23, 2020. The Series I Warrants are subject to a 4.99% ownership cap (or such other percent as designated by each holder not to exceed 19.99%). Yoon Eun Ae has voting and investment power over the shares held by Tyrus-DA Global Healthcare No. 1. The address of Tyrus-DA Global Healthcare No. 1 is #1901 Trade Tower, Yeongdongdaero 511 Gangam-Gu, Seoul, Korea 06164.

(7)

Includes 607,048 shares of common stock, 275,938 shares of common stock issuable upon exercise of Series I Warrants exercisable within 60 days of November 23, 2020 and 55,172 shares of common stock issuable upon exercise of May 2020 Warrants exercisable within 60 days of November 23, 2020. The Series I Warrants are subject to a 4.99% ownership cap (or such other percent as designated by each holder not to exceed 19.99%). The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us). Mak Siu Hang Viola has voting and investment power over the shares held by Class Edge Limited. The address of Class Edge Limited is c/o 49/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong.

(8)

Includes 21,000 shares of common stock and options to purchase 13,334 shares of common stock exercisable within 60 days of November 23, 2020 held directly by Mr. Huang, and 2,336,853 shares of common stock, 62,500 shares of common stock issuable upon exercise of Series D Warrants exercisable within 60 days of November 23, 2020, 256,500 shares of common stock issuable upon exercise of Series F Warrants exercisable within 60 days of November 23, 2020, 498,008 shares of common stock issuable upon exercise of Series G Warrants exercisable within 60 days of November 23, 2020, 275,938 shares of common stock issuable upon exercise of Series I Warrants exercisable within 60 days of November 23, 2020 and 275,862 shares of common stock issuable upon exercise of May 2020 Warrants exercisable within 60 days of November 23, 2020 held by Panacea Venture Healthcare Fund I, L.P. (the “Panacea Fund”). Panacea Venture Healthcare Fund GP I, L.P. or the Immediate GP, is the general partner of the Panacea Fund, Panacea Venture Healthcare Fund GP Company, Ltd. (the “Parent GP”), is the general partner of the Immediate GP, and Panacea Venture Management Company Ltd. (the “Management Company”) is the management company of the Immediate GP. The Management Company, the Panacea Fund, the Immediate GP and the Parent GP are collectively referred to as the Panacea Entities. The Management Company together with the Parent GP and the Immediate GP may be deemed to have beneficial ownership over the shares of common stock held by the Panacea Fund. Each of the Series D Warrants, the Series F Warrants and the Series G Warrants are subject to a 18.0% beneficial ownership cap and are currently unable to be exercised due to such ownership cap. The Series I Warrants are subject to a 4.99% ownership cap (or such other percent as designated by each holder not to exceed 19.99%). The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).The Panacea Entities may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act. Mr. Huang serves as a director of the Parent GP and the Management Company. Mr. Huang, Hai Mi, and the shareholders of the Parent GP and Management Company have shared voting and investment power over the shares held by the Panacea Fund. Mr. Huang serves as a director of the Immediate GP and may be deemed to beneficially own the shares held by the Panacea Fund. Also includes 70,281 shares of common stock held by Rui Jin (HK) Consulting Management Company Ltd., of which Mr. Huang is a director. Mr. Huang expressly disclaims beneficial ownership of the securities reported herein of the Panacea Entities and Rui Jin (HK) Consulting Management Company Ltd., except to the extent of his pecuniary interest therein, if any. The address of Mr. Huang is #6 Lane 1350 Middle Fuxing Rd., Xuhui District, Shanghai, China 200319.

(9)

Includes 7,473 shares of common stock, 60 Series A Warrants to purchase 60 shares of common stock exercisable within 60 days of November 23, 2020, 217 Series A-1 Warrants to purchase 217 shares of common stock exercisable within 60 days of November 23, 2020, 2,069 May 2020 Warrants to purchase 2,069 shares of common stock exercisable within 60 days of November 23, 2020 and options to purchase 24,340 shares of common stock exercisable within 60 days of November 23, 2020. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

(10)

Includes 7,455 shares of common stock, 283 Series A-1 Warrants to purchase 283 shares of common stock exercisable within 60 days of November 23, 2020, 2,069 May 2020 Warrants to purchase 2,069 shares of common stock exercisable within 60 days of November 23, 2020 and options to purchase 24,340 shares of common stock exercisable within 60 days of November 23, 2020. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

(11)

Includes 8,886 shares of common stock, 283 Series A-1 Warrants to purchase 283 shares of common stock exercisable within 60 days of November 23, 2020, 3,500 May 2020 Warrants to purchase 3,500 shares of common stock exercisable within 60 days of November 23, 2020 and options to purchase 24,375 shares of common stock exercisable within 60 days of November 23, 2020. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

(12)

Includes 2,069 shares of common stock, 2,069 May 2020 Warrants to purchase 2,069 shares of common stock exercisable within 60 days of November 23, 2020 and options to purchase 13,334 shares of common stock exercisable within 60 days of November 23, 2020. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

(13)

Includes 2,069 shares of common stock, 2,069 May 2020 Warrants to purchase 2,069 shares of common stock exercisable within 60 days of November 23, 2020 and options to purchase 6,667 shares of common stock exercisable within 60 days of November 23, 2020. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

(14)

Includes 24,445 shares of common stock, 117 Series A-1 Warrants to purchase 117 shares of common stock exercisable within 60 days of November 23, 2020, 2,069 May 2020 Warrants to purchase 2,069 shares of common stock exercisable within 60 days of November 23, 2020 and options to purchase 298,131 shares of common stock exercisable within 60 days of November 23, 2020. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

(15)

Includes 11,094 shares of common stock, 20 Series A Warrants to purchase 20 shares of common stock exercisable within 60 days of November 23, 2020, 50 Series A-1 Warrants to purchase 50 shares of common stock exercisable within 60 days of November 23, 2020, 517 May 2020 Warrants to purchase 517 shares of common stock exercisable within 60 days of November 23, 2020 and options to purchase 172,032 shares of common stock exercisable within 60 days of November 23, 2020. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

(16)

John Tattory’s employment with the Company terminated on July 20, 2020. Includes 9,517 shares of common stock, 10 Series A Warrants to purchase 10 shares of common stock exercisable within 60 days of November 23, 2020, 449 May 2020 Warrants to purchase 449 shares of common stock exercisable within 60 days of November 23, 2020 and options to purchase 89,833 shares of common stock exercisable within 60 days of November 23, 2020. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us). Number of shares based on Form 4 filed with the SEC on May 27, 2020.

Executive and director Compensation

Named Executive Officers

Our named executive officers for the year ended December 31, 2019, which consists of our principal executive officer and our two other most highly compensated executive officers, are:

●	Craig Fraser, our President and Chief Executive Officer
●	Steven G. Simonson, M.D., our Senior Vice President and Chief Medical Officer; and
●	John A. Tattory, our former Senior Vice President, Chief Financial Officer and Treasurer.

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our named executive officers for services rendered during the years ended December 31, 2018 and 2019.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Craig Fraser
President and Chief Executive	2019	$452,381	$226,038	$31,695	$345,130	$8,400	$1,063,644
Officer	2018	437,068	226,038	274,359	4,287,110	-	5,224,575
Steven G. Simonson, M.D.
Senior Vice President and	2019	377,437	149,420	15,085	172,565	8,400	722,907
Chief Medical Officer	2018	346,704	149,420	130,581	2,500,814	-	3,127,519
John A. Tattory(4)
Former Senior Vice President,	2019	336,944	151,522	14,164	172,565	8,400	683,595
Chief Financial Officer and Treasurer	2018	325,538	151,522	122,609	2,500,814	-	3,100,483

(1)

The aggregate grant date fair value of such awards were computed in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation (“ASC Topic 718”), and do not take into account estimated forfeitures related to service-based vesting conditions, if any. The valuation assumptions used in calculating these values are discussed in Note 15 of the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting.

(2)	The reported amount reflects the Company match under our 401(k) Plan.

(3)

This amount represents the portion of each named executive officer’s strategic and retention bonus the first installment of which was paid on December 31, 2018 and the second installment of which was paid on October 4, 2019. The strategic and retention bonus was the only cash bonus paid to the named executive officers in 2018 and 2019.

(4)	John Tattory’s employment with the Company terminated on July 20, 2020.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

The compensation of our named executive officers generally consists of base salary, annual cash bonus opportunities, long term incentive compensation in the form of equity awards and other benefits, as described below.

Base Salary

The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the named executive officer’s skill set, experience, role, responsibilities, and contributions. Effective February 1, 2019, the base salaries of Messrs. Fraser and Tattory and Dr. Simonson were increased from $440,274 to $453,482, from $327,926 to $337,764, and from $349,247 to $380,000, respectively. Effective July 9, 2020, the base salaries for Mr. Fraser and Dr. Simonson were increased to $467,086 and $407,000, respectively.

Annual Cash Bonus Opportunities

The performance-based cash bonus opportunity for each of our named executive officers is expressed as a percentage of the applicable named executive officer’s base salary that can be achieved at a target level by meeting predetermined corporate and individual performance objectives. Each executive’s target bonus for the year is set forth in their employment agreements, as may be amended by the compensation committee from time to time. On March 19, 2019, the compensation committee established that the 2019 annual target bonus amount for Mr. Fraser be targeted at 50% of his base salary and for each of Mr. Tattory and Dr. Simonson be targeted at 40% of their respective base salaries (representing an increase from the original annual target bonus amount of 30% of their respective base salaries, as originally set forth in each of the respective employment agreements for Mr. Tattory and Dr. Simonson). No annual bonuses were paid to our named executive officers in respect of 2019.

Strategic and Retention Bonus

On November 16, 2018, the compensation committee approved a Strategic and Retention Bonus Program (the “Strategic Bonus”). The program provides for payment of a bonus to certain key employees, including our named executive officers, upon completion of an eligible transaction, which is defined under the program to include a (i) strategic transaction and (ii) one or more financings within a nine-month period that results in proceeds of at least $30 million. The bonus amount for each executive varies under the program and is based on the following criteria: (x) to the extent that the amount raised in the financing(s) is less than $45 million, then the amount of the bonus to be paid is reduced in a stepped-down fashion as outlined in the program; and (y) the individual bonus amount is determined by application of a multiplier to the executive’s base salary. The individual multiplier varies based on (a) the executive’s position and (b) the amount raised in a financing between $30 million and $45 million, which individual multiplier for Messrs. Fraser and Tattory and Dr. Simonson is between 0.2 and 1.5, 0.27 and 1.35, and 0.25 and 1.25, respectively. Once determined, the bonus is payable in two equal installments, the first within five business days of the closing of the strategic transaction, and the second on the nine-month anniversary of the closing of the strategic transaction, provided that the executive is actively employed with us at the time of the payment. With respect to the CVie Acquisition and 2018 Private Placement Financing, based on an aggregate raise of $39 million, each of Messrs. Fraser and Tattory and Dr. Simonson became eligible to receive aggregate Strategic Bonuses equal to $452,076, $303,044 and $298,840, respectively. On December 31, 2018, we paid the first installment of the Strategic Bonuses to Messrs. Fraser and Tattory and Dr. Simonson in the amounts of $226,038, $151,522 and $149,420, respectively. On October 4, 2019, we paid the second installment to Messrs. Fraser and Tattory and Dr. Simonson in the amounts of $226,038, $151,522 and $149,420, respectively.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our named executive officers. Our Board or compensation committee approves equity grants, which have historically been in the form of stock options or restricted stock units (“RSUs”).

In February 2019, the compensation committee determined that issuance of certain of the RSUs granted in 2017 exceeded the limit that no more than 750,000 shares per person per year could be issued under our 2011 Long-Term Incentive Plan (“2011 Plan”). Accordingly, we issued replacement RSU grants as more fully described in “2017 Change of Control” below.

On March 19, 2019, the compensation committee approved grants of stock options to Messrs. Fraser and Tattory and Dr. Simonson to purchase 33,333, 16,667 and 16,667 shares of our common stock, respectively, each with a per-share exercise price of $4.30 (the fair market value of our common stock on such grant date). All options vest in equal annual installments on each of the first three anniversaries of the date of grant, subject to the named executive officer’s continuous service through the relevant vesting dates; provided, however, that such stock options may be eligible to fully accelerate in vesting in connection with a termination of employment as further described in the section titled “—Executive Employment Agreements” below. See the section titled “— Outstanding Equity Awards at Fiscal Year-End” for more information regarding equity awards made to our named executive officers.

Other Benefits

We currently provide broad-based welfare benefits that are available to all of our employees, including our named executive officers, including health, dental, life, vision and disability insurance.

In addition, we maintain, and the named executive officers participate in, our 401(k) savings plan (“401(k) Plan”) that is intended to be qualified under Section 401(a) of the Code and that provides eligible employees with an opportunity to save for retirement on a tax advantage basis and under which we are permitted to make discretionary employer contributions. The 401(k) Plan also includes a company match to be made in cash, subject to there being sufficient cash resources as determined in the sole discretion of the compensation committee, in an amount per participant equal to 50% of each participant’s contribution (up to a maximum of 6% of the participant’s base salary) to the 401(k) Plan. The match was not made in 2018 but was reinstituted in 2019.

We do not maintain any defined benefit pension plans or nonqualified deferred compensation plans.

Executive Employment Agreements

We are party to executive employment agreements, as amended from time to time (the “Executive Agreements”), with each of our named executive officers, the key terms of which are described below.

Mr. Fraser

We entered into an Executive Agreement with Mr. Fraser, effective February 1, 2016. Mr. Fraser’s Executive Agreement provides for an initial base salary of $415,000, which has subsequently been increased to $467,086, and eligibility to receive an annual incentive-based cash bonus, which may be awarded at the discretion of the compensation committee, with a target amount equal to 50% of his base salary.

If Mr. Fraser’s employment is terminated due to death or Disability (as such term is defined in the Executive Agreement), all equity awards held by Mr. Fraser shall become fully vested.

If Mr. Fraser’s employment is terminated by us without Cause or by Mr. Fraser for Good Reason prior to a Change of Control (as such term is defined in the Executive Agreement) or after the 2nd anniversary of a Change of Control, Mr. Fraser will be eligible to receive the following, in addition to any amounts or benefits that are due under any of our vested plans or other policies, and on the condition that he enters into a separation agreement containing a final and effective plenary release of claims in a form acceptable to us, provided that all of our obligations shall cease if Mr. Fraser engages in a material breach of the Executive Agreement, or his restrictive covenant obligations, and fails to cure such breach within five business days after receipt from us of notice of such breach:

●

A pro rata bonus equal to a percentage of Mr. Fraser’s target bonus amount determined by dividing the total actual bonuses paid to other contract executives for the year in which the termination occurs by the aggregate of such other contract executives’ total target bonuses for that year, and further prorated for the number of days Mr. Fraser was employed in the year of termination, payable at the time that other contract executives are paid bonuses with respect to the year of termination;

●

A severance amount equal to the sum of Mr. Fraser’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the target bonus amount, payable in equal installments in accordance with our regular payroll schedule from the date of termination to the date that is 12 months after the date of termination (the “Severance Period”);

●	All vested stock options and other similar equity awards held by Mr. Fraser shall continue to be exercisable during the Severance Period; and

●

During the Severance Period, if Mr. Fraser elects to continue medical benefits through the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we will continue to pay our costs of Mr. Fraser’s and Mr. Fraser’s dependents’ benefits as in effect on the date of termination as such benefits are provided to active employees.

If Mr. Fraser’s employment is terminated by us without Cause or by Mr. Fraser for Good Reason upon a Change of Control or prior to the 2nd anniversary of a Change of Control (the “Change of Control Period”), Mr. Fraser will be eligible to receive the following, in addition to any amounts or benefits that are due under any of our vested plans or other policies, and on the condition that he enters into a separation agreement containing a final and effective plenary release of claims in a form acceptable to us, provided that all of our obligations shall cease if Mr. Fraser engages in a material breach of the Executive Agreement, or his restrictive covenant obligations, and fails to cure such breach within five business days after receipt from us of notice of such breach:

●

A pro rata bonus equal to Mr. Fraser’s target bonus amount and prorated for the number of days Mr. Fraser was employed in the year of termination, payable in a lump sum within 10 days after the date of termination;

●

A severance amount equal to 1.5 times the sum of Mr. Fraser’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the target bonus amount, payable in a lump sum within 10 days after the date of termination except in certain limited circumstances;

●	All equity awards held by Mr. Fraser shall accelerate and become fully vested; and

●

For a period of 18 months following the termination date, if Mr. Fraser elects to continue medical benefits through COBRA, we will continue to pay our costs of Mr. Fraser’s and Mr. Fraser’s dependents’ benefits as in effect on the date of termination as such benefits are provided to active employees.

In addition, upon a Change of Control, for a period of 24 months after the date of the Change of Control and provided that Mr. Fraser is employed on the last day of a fiscal year ending in that period, Mr. Fraser will be entitled to an annual bonus at least equal to Mr. Fraser’s target bonus amount, payable no later than March 15 in the next succeeding fiscal year.

Mr. Fraser’s Executive Agreement includes 12-month post-employment non-competition and non-solicitation covenants and provide for confidentiality and the assignment to us of all intellectual property.

Mr. Tattory

Until his termination as of July 20, 2020, Mr. Tattory served as our Senior Vice President, Chief Financial Officer and Treasurer pursuant to an Executive Agreement with Mr. Tattory, effective March 21, 2014. Mr. Tattory’s Executive Agreement provided for an initial base salary of $260,000, which was subsequently increased to $337,764, and eligibility to receive an annual incentive-based cash bonus, which may be awarded at the discretion of the compensation committee, with a target amount equal to 30% of his base salary, which was subsequently increased to 40% of his base salary.

If Mr. Tattory’s employment was terminated by us without Cause or by Mr. Tattory for Good Reason (either during or not during the Change of Control Period) or due to death or Disability, Mr. Tattory would be eligible to receive severance benefits that are substantially similar to the severance benefits provided to Mr. Fraser under such circumstances.

In addition, upon a Change of Control, for a period of 24 months after the date of the Change of Control and provided that Mr. Tattory was employed on the last day of a fiscal year ending in that period, Mr. Tattory would be entitled to an annual bonus at least equal to Mr. Tattory’s target bonus amount, payable no later than March 15 in the next succeeding fiscal year.

Mr. Tattory’s Executive Agreement included 12-month post-employment non-competition and non-solicitation covenants and provided for confidentiality and the assignment to us of all intellectual property. Mr. Tattory’s employment with the Company terminated on July 20, 2020. In connection with his departure, Mr. Tattory entered into a separation agreement with the Company which provided that Mr. Tattory was entitled to receive: (a) any unpaid compensation accrued through the last day of Mr. Tattory’s employment, a lump sum payment of accrued but unused vacation days, and any other amounts owed to Mr. Tattory but not yet paid, (b) a pro rata bonus equal to a percentage of his annual bonus amount determined by dividing the aggregate bonuses paid to other contract executives for the year 2020 by the aggregate target bonuses of such other contract executives for 2020 and further prorated for the number of days Mr. Tattory was employed during 2020, payable at the time that other contract executives are paid bonuses with respect to 2020 (unless Mr. Tattory is employed or providing services on a full-time basis as a chief financial officer or principal financial officer of any entity, in which case the pro rata bonus shall not be paid), (c) a severance amount equal to the sum of Mr. Tattory’s base salary then in effect on the July 20, 2020 and his annual target bonus amount, payable in equal installments in accordance with the Company’s regular payroll schedule, through July 20, 2021, (d) COBRA benefits through July 20, 2021, so long as substantially similar coverages (determined on a benefit-by-benefit basis) are not provided by a subsequent employer and (e) continued exercisability of vested stock options and similar equity awards.

Dr. Simonson

We entered into an Executive Agreement with Dr. Simonson, effective December 19, 2014. Dr. Simonson’s Executive Agreement provides for an initial base salary of $300,000, which has subsequently been increased to $380,000, and eligibility to receive an annual incentive-based cash bonus, which may be awarded at the discretion of the compensation committee, with a target amount equal to 30% of his base salary, which has subsequently been increased to 40% of his base salary.

If Dr. Simonson’s employment is terminated by us without Cause or by Dr. Simonson for Good Reason (either during or not during the Change of Control Period) or due to death or Disability, Dr. Simonson will be eligible to receive severance benefits that are substantially similar to the severance benefits provided to Mr. Fraser under such circumstances.

In addition, upon a Change of Control, for a period of 24 months after the date of the Change of Control and provided that Dr. Simonson is employed on the last day of a fiscal year ending in that period, Dr. Simonson will be entitled to an annual bonus at least equal to Dr. Simonson’s target bonus amount, payable no later than March 15 in the next succeeding fiscal year.

Dr. Simonson’s Executive Agreement includes 12-month post-employment non-competition and non-solicitation covenants and provide for confidentiality and the assignment to us of all intellectual property.

2017 Change of Control

Effective October 27, 2017, a subsidiary of Lee’s invested $10 million in us and acquired 73% of our issued and outstanding shares of common stock, which constituted a Change of Control under the Executive Agreements. The purchase agreement also amended our named executive officers’ Executive Agreements to provide, solely with respect to Lee’s purchase, Messrs. Fraser and Tattory and Dr. Simonson waived payment of the target annual bonus amounts that otherwise would have been payable in the 24-month period immediately following the closing. In addition, each executive was awarded RSUs, having a value when issued equal to the combined total value of such executive’s waived 2017 and 2018 target annual bonus amounts, which were scheduled to vest in two equal tranches on December 28, 2018 and March 15, 2019. In February 2019, we determined that issuance of certain of the RSUs granted in 2017 exceeded the limit that no more than 750,000 shares per person per year could be issued under our 2011 Plan. Since the shares of common stock underlying the RSUs granted in 2017 had not yet been delivered to the named executive officers following the first originally scheduled December 28, 2018 vesting date, we canceled the first and second tranche of the RSUs granted to Mr. Fraser because each tranche exceeded the limit and we also canceled the second tranche of the RSUs granted to Mr. Tattory and Dr. Simonson because the total grant was in excess of the limit but the first tranche was within the limit. Concurrently with the cancellations, we issued equivalent replacement RSU grants for the first and second tranche of Mr. Fraser’s cancelled RSU and the second tranche of Mr. Tattory’s and Dr. Simonson’s cancelled RSU, which, following our reverse stock split in December 2017, no longer exceeded the individual limit under the 2011 Plan. The replacement RSU grants were issued with a vesting date of March 15, 2019.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options – Exercisable (#)(1)(2)	Number of Securities Underlying Unexercised Options – Unexercisable (#)(1)(2)	Option Exercise Price ($)(2)	Option Expiration Date
Craig Fraser	02/02/16	3,414		139.80	02/02/26
	07/28/16	667		106.20	07/28/26
	03/01/17	1,111	556	73.80	03/01/27
	12/24/18	140,635	281,270	12.66	12/24/28
	03/19/19		33,333	12.90	03/19/29
Steven G. Simonson, M.D.	05/19/14	143		1,428.00	05/19/24
	03/27/15	327		982.80	03/27/25
	02/02/16	595		139.80	02/02/26
	07/28/16	417		106.20	07/28/26
	03/01/17	611	306	73.80	03/01/27
	12/24/18	82,037	164,074	12.66	12/24/28
	03/19/19		16,667	12.90	03/19/29
John A. Tattory	10/07/11	89		1,537.20	10/07/21
	05/04/12	48		2,276.40	05/04/22
	03/26/13	95		1,982.40	03/26/23
	03/06/14	107		2,167.20	03/06/24
	03/27/15	179		982.80	03/27/25
	02/02/16	387		139.80	02/02/26
	07/28/16	417		106.20	07/28/26
	03/01/17	611	306	73.80	03/01/27
	12/24/18	82,037	164,074	12.66	12/24/28
	03/19/19		16,667	12.90	03/19/29

(1)

All options vest and become exercisable in equal installments on each of the first three anniversaries of the applicable grant date, assuming that the named executive officer continues to be employed with us through each vesting date.

(2)	After giving effect to the Reverse Split.

Director Compensation

Directors who are also employees are not compensated separately for serving on the Board or any of its committees. Each of our non-employee directors receives cash compensation for his services. Effective April 24, 2019, the compensation committee and Board approved cash compensation for non-employee directors as follows: (i) $10,000 per quarter for all directors other than the Chairman of the Board, and $16,250 per quarter for the Chairman of the Board; (ii) $3,750 per quarter for the director who served as Chairman of the audit committee; (iii) $2,500 per quarter for the director who served as Chairman of the compensation committee; (iv) $1,875 per quarter for the director who served as Chairman of the nominating and governance committee; (v) $1,750 per quarter for each director who served as a non-Chairman member of the audit committee; (vi) $1,250 per quarter for each director who served as a non-Chairman member of the compensation committee; and (vii) $1,000 per quarter for each director who served as a non-Chairman member of the nominating and governance committee. In addition, to better align the interests of our Board with our stockholders, the compensation committee considers and recommends to the Board long-term equity compensation.

The compensation committee periodically conducts reviews of peer company director compensation practices, including before considering changes to our director compensation policy and amounts.

On April 24, 2019, the compensation committee approved an initial director award to each of Messrs. Huang and Geffken and Dr. Schreiber of an option to purchase 20,000 shares of our common stock. The awards for Mr. Huang and Dr. Schreiber are eligible to vest in three equal annual installments as measured from the applicable director’s appointment date to the Board, subject to the applicable director’s continued service with us through the applicable vesting date. The award for Mr. Geffken is eligible to vest in three equal annual installments as measured from the grant date, subject to his continued service with us through the applicable vesting date.

On June 28, 2019, the compensation committee approved an award to each of Messrs. Leone, Mahady and Peacock of an option to purchase 13,333 shares of our common stock. The awards for Messrs. Leone, Mahady and Peacock are eligible to fully vest on the first anniversary of the grant date, subject to the applicable director’s continued service with us through such date.

The foregoing option awards for our non-employee directors were issued pursuant to our 2011 Plan and approved after due consideration of the practices of other similarly situated biotechnology companies in providing equity compensation to their non-employee directors.

The following chart summarizes the cash and non-cash compensation earned or paid to our non-employee directors during the year ended December 31, 2019.

	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Name
John R. Leone	$54,500	$147,684	$202,184
Joseph M. Mahady	56,687	147,684	204,371
Bruce A. Peacock	48,698	147,684	196,382
James Huang	63,434	208,044	271,478
Brian D. Schreiber, M.D.	44,615	208,044	252,659
Daniel E. Geffken	41,209	208,044	249,253

(1)

The aggregate grant date fair value of such awards were computed in accordance with ASC Topic 718 and do not take into account estimated forfeitures related to service-based vesting conditions, if any. The valuation assumptions used in calculating these values are discussed in Note 15 of the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting.

(2)

As of December 31, 2019, Messrs. Leone and Mahady each held options to purchase 24,340 shares of our common stock, Mr. Peacock held options to purchase 24,379 shares of our common stock, and Messrs. Huang and Geffken and Dr. Schreiber each held options to purchase 20,000 shares of our common stock.

In addition to the items included in the foregoing chart, directors are entitled to reimbursements for their travel, lodging and other expenses incurred in connection with attendance at meetings of the Board, Board committee meetings and related activities.

WINDTREE THERAPEUTICS, INC. 2020 EQUITY INCENTIVE PLAN

General Information

On November 23, 2020, our Board adopted the 2020 Plan which was subsequently approved by our stockholders by written consent on December 24, 2020. Upon the effectiveness of the 2020 Plan, the 2020 Plan will replace our existing Windtree Therapeutics, Inc. 2011 Long Term Incentive Plan (the “Prior Plan”) and the 2020 Plan will become our primary plan for providing equity-based compensation to our eligible employees, consultants and non-employee directors.

The compensation committee developed the 2020 Plan to enable the Company to recruit and retain highly qualified employees, directors and consultants; provide them with an incentive for productivity; and provide them with an opportunity to share in the growth and value of the Company.

Summary of our 2020 Plan

The principal provisions of the 2020 Plan are summarized below. This summary is qualified in its entirety by reference to the actual 2020 Plan, a copy of which is attached as Appendix I.

Administration

The 2020 Plan vests broad powers in a committee to administer and interpret the 2020 Plan, provided that, the Board itself may at any time exercise any rights and duties of the committee under the 2020 Plan. Our Board has designated the compensation committee as the committee authorized to administer the 2020 Plan. In this capacity, the compensation committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and terms and conditions of such awards, and approve forms of award agreement to be used for awards under the 2020 Plan. The compensation committee may amend any outstanding award at any time; provided, however, that no such amendment may materially impair a participant’s rights without the participant’s consent. Subject to requirements of applicable law, the compensation committee may delegate to one or more of our officers the authority to grant awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

In order to comply with foreign law, the compensation committee may modify the terms of outstanding awards, establish subplans, and take other actions that it deems advisable, provided that no subplans or modifications may increase the number of shares available for grant under the 2020 Plan.

Unless stockholder approval is required under applicable law or exchange listing requirements, the Board may amend or terminate the 2020 Plan at any time.

Eligibility

Any of our employees, directors, consultants, and other service providers, and those of our affiliates, are eligible to participate in the 2020 Plan. As of November 23, 2020, the Company employed or engaged approximately 30 employees, 6 directors (not including employee directors, who are included in the number of employees) and 25 consultants and other service providers who would be eligible to participate in the 2020 Plan. Participants will be selected in the discretion of the compensation committee.

Vesting

The compensation committee determines the vesting conditions for awards. Vesting conditions may include the continued employment or service of the participant, the attainment of specified individual or corporate performance goals, or other factors in the compensation committee’s discretion.

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the 2020 Plan in connection with awards is the sum of (i) 1,535,500 plus (ii) an annual increase on January 1, 2022 and each anniversary thereafter through December 24, 2030, equal to the lesser of (A) 4% of the Shares issued and outstanding on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares as determined by our Board (the “Share Pool”). All Shares of the Share Pool may be issued in respect of incentive stock options.

No further awards will be made under the Prior Plan. As of November 23, 2020 there were 232,663 shares of common stock that remained available for issuance under the Prior Plan. If any award previously granted under the Prior Plan expires, terminates, is canceled or is forfeited for any reason, the shares subject to that award will be added to the Share Pool so that they can be utilized for new grants under the 2020 Plan. Similarly, shares that are withheld from an award issued under a Prior Plan for the payment of taxes or in satisfaction of the exercise price for an option award, will be added to the Share Pool so that they can be utilized for new grants under the 2020 Plan. As of November 23, 2020, awards with respect to an aggregate of 1,899,838 shares of our common stock were outstanding under the Prior Plan.

If any award granted under the 2020 Plan expires, terminates, is canceled or is forfeited, the shares underlying the award will be available for new grants under the 2020 Plan. Additionally, shares that are withheld for the payment of taxes or in satisfaction of the exercise price for an option award will again become available for new grants under the 2020 Plan.

The market value of a share of our common stock as of November 23, 2020 was $6.56.

Adjustments

In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction that affects our common stock, the compensation committee shall make such adjustments to the number and kind of shares authorized by the 2020 Plan, the number and kind of shares subject to outstanding awards, the exercise prices of outstanding awards and any other affected term or condition of the 2020 Plan or outstanding awards, in each case as it determines to be equitable.

Types of Awards

The 2020 Plan provides for the grant of the following equity-based and cash-based incentive awards to participants: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units (“RSUs”), and (v) cash or other stock-based awards.

Stock Options. An option entitles the holder to purchase from us a stated number of shares of common stock. An incentive stock option (“ISO”), may only be granted to our employees or the employees of our affiliates. The compensation committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. However, for an ISO granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The compensation committee, however, may in its discretion permit payment of the exercise price through other methods. For example, the compensation committee may permit the optionholder to surrender previously acquired shares, or to “net settle” the option, which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option.

All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the compensation committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights. A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period. The base price of a stock appreciation right shall not be less than the fair market value of a share of common stock on the date the stock appreciation right is granted. The maximum term of a stock appreciation right shall be determined by the compensation committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may be made in cash, shares of common stock, or a combination of both, at the compensation committee’s discretion.

Unless otherwise provided in an award agreement or determined by the compensation committee, if a participant terminates employment with us (or our affiliates) due to death, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s death (or on such accelerated basis as the compensation committee may determine at or after grant), for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If a participant’s employment with us (or our affiliates) is terminated for cause (as defined in the 2020 Plan), (i) all unexercised options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised options or stock appreciation rights for which we have not yet delivered share certificates will be forfeited and we will refund to the participant the option exercise price paid for those shares, if any. Unless otherwise provided in an award agreement or determined by the compensation committee, if a participant’s employment terminates for any other reason, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s termination (or on such accelerated basis as the compensation committee may determine at or after grant), for a period of ninety (90) days from the termination date or until the expiration of the original option or stock appreciation right term, whichever period is shorter. Unless otherwise provided by the compensation committee, any options and stock appreciation rights that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Restricted Stock. A restricted stock award is a grant of shares of common stock, which are subject to forfeiture restrictions during a restriction period. The compensation committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. If the specified vesting conditions are not attained, the underlying common stock will be forfeited to us. Conversely, if and when the vesting conditions are satisfied, the restrictions imposed will lapse. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock and receive dividends with respect to restricted stock. However, the compensation committee may specify that any such dividends are subject to the same vesting conditions as the underlying restricted stock to which they relate, and may also require that the dividends be invested in additional restricted shares. Unless otherwise provided in an award agreement or determined by the compensation committee, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture.

Restricted Stock Units. An RSU represents a right to receive, on the achievement of specified vesting conditions, an amount equal to the fair market value (at the time of distribution) of one share of our common stock. An RSU may be settled in shares of our common stock, cash, or a combination of both, at the discretion of the compensation committee. Unless otherwise provided in an award agreement or determined by the compensation committee, upon a termination of service, a participant will forfeit all of the participant’s RSUs that then remain subject to forfeiture.

Cash or other Stock Based Awards. Cash or other stock based awards (including awards to receive unrestricted shares of our common stock or immediate cash payments) may be granted to participants. The compensation committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions. Payment in respect of a cash or other stock based award may be made in cash, shares of our common stock, or a combination of both, at the discretion of the compensation committee.

Change in Control

In the event of a change in control (as defined in the 2020 Plan), the compensation committee may, in its sole and absolute discretion, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option or stock appreciation right upon closing of the change in control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change in control; (vi) cancel any outstanding option or stock appreciation right with respect to all common stock for which the award remains unexercised in exchange for a cash payment equal to the excess (if any) of the fair market value of the common stock subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right (and if the fair market value does not exceed the exercise or base price of the award, cancel the award without payment of any consideration); or (vii) take such other action as the compensation committee determines to be appropriate under the circumstances. In the discretion of the compensation committee, any cash or substitute consideration payable upon cancellation of an award may be subject to vesting terms substantially identical to those that applied to the cancelled award immediately prior to the change in control, or earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the change in control.

Repricing

Neither the Board nor the compensation committee may, without obtaining prior approval of our stockholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options or stock appreciation rights under the 2020 Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share; (ii) cancel outstanding options or stock appreciation rights under the 2020 Plan with an exercise or base price per share in excess of the then current fair market value per share for consideration payable in our equity securities; or (iii) otherwise directly reduce the exercise or base price in effect for outstanding options or stock appreciation rights under the 2020 Plan.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants awarded under the 2020 Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the 2020 Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the 2020 Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax laws are subject to change.

Under the Internal Revenue Code of 1986, as amended (the “Code”) as currently in effect, a grant under the 2020 Plan of options, stock appreciation rights, restricted stock or RSUs would have no federal income tax consequence at the time of grant. Generally, all amounts taxable as ordinary income to participants under the 2020 Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code.

Options and Stock Appreciation Rights. Upon exercise of a nonqualified stock option, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. Similarly, upon exercise of a Stock Appreciation Right, the value of the shares or cash received is taxable to the participant as ordinary income. Upon exercise of an ISO, the participant will not have taxable income, except that alternative minimum tax may apply. When there is a disposition of the shares subject to the ISO, provided that such disposition occurs at least two years after the date of ISO grant and at least one year after the date of exercise, the difference, if any, between the sale price of the shares and the exercise price of the option, is treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a “disqualifying disposition” occurs and the participant will recognize ordinary income in the year of the disposition in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. In that case, any gain realized in excess of the fair market value at the time of exercise will be short or long-term capital gain, depending on whether the shares were sold more than one year after the option was exercised.

Restricted Stock. Unless the participant elects to recognize its value as income at the time of the grant, restricted stock is taxable to a participant as ordinary income when it becomes vested.

Restricted Stock Units. When shares of common stock or cash with respect to RSU awards are delivered to the participant, the value of the shares or cash is taxable to the participant as ordinary income.

Miscellaneous

Generally, awards granted under the 2020 Plan shall be nontransferable except by will or by the laws of descent and distribution. The awards will be subject to our recoupment and stock ownership policies, as may be in effect from time to time. Awards will be subject to applicable tax withholding requirements and the compensation committee may authorize the withholding of shares subject to the award to satisfy required tax withholding. The 2020 Plan will expire on December 24, 2030, which is ten years after the date the Majority Holders approved the 2020 Plan.

Equity Compensation Plan Information

The table below sets forth the information with respect to compensation plans under which our equity securities are authorized for issuance as of December 31, 2019 (after giving effect to the Reverse Split).

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans approved by stockholders

2011 Long-Term Incentive Plan	1,803,855	$17.25	149,228

2007 Long-Term Incentive Plan (1)	8	$2,656.50	-

Equity Compensation Plans not approved by stockholders

Inducement Grant (2)	3,414	$139.80	-

Total	1,807,277	$17.49	149,228

(1)

The 2007 Plan terminated on the effective date of the 2011 Plan. All shares that were available under the 2007 Plan, including any that are expired, forfeited or otherwise returnable to the 2007 Plan are transferred to and become available for grant under the 2011 Plan. All awards granted under the 2007 Plan continue to be governed by the terms of the 2007 Plan and the award agreements.

(2)

In connection with the hiring of Mr. Fraser on February 1, 2016, Mr. Fraser was awarded an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4) in the form of an option to purchase 3,414 shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

Our website address is http://www.windtreetx.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this Information Statement. Copies of our Annual Reports on Form 10-K, Transition Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, this Information Statement and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are available on our website as soon as reasonably practicable after we electronically file those reports with, or furnish them to, the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

Appendix I

WINDTREE THERAPEUTICS, INC.

2020 EQUITY INCENTIVE PLAN

Section 1.     Purpose; Definitions. The purposes of the Windtree Therapeutics, Inc. 2020 Equity Incentive Plan (as amended from time to time, the “Plan”) are to: (a) enable Windtree Therapeutics, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)     “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b)     “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c)     “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Cash or Other Stock Based Awards made under this Plan.

(d)     “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(e)     “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)     “Cash or Other Stock Based Award” means an award that is granted under Section 10.

(g)     “Cause” shall, with respect to any Participant, have the meaning set forth in the Participant’s employment, consulting or other applicable agreement, or, in the absence of any such agreement or if such term is not defined in any such agreement, shall mean any one or more of the following, as determined by the Committee: (i) willful misconduct or gross negligence in the performance of the Participant’s duties; (ii) willful and continued failure or refusal to perform satisfactorily any duties reasonably requested in the course of the Participant’s employment by, or service to, the Company (other than a failure resulting from the Participant’s Disability); or (iii) fraudulent, dishonest or other improper conduct engaged in by the Participant that causes, or has the potential to cause, harm to the Company or any of its Subsidiaries, or its or their business or reputation, including, without limitation, the Participant’s violation of any policies of the Company applicable to the Participant, the Participant’s violation of laws, rules or regulations applicable to the Participant, criminal activity, habitual drunkenness or use of illegal drugs.

(h)     “Change in Control” shall have the meaning, if any, set forth in a Participant’s employment, consulting or other applicable agreement, or, if such term is not defined in any such agreement, shall mean either a “Change in Control” as defined in Section 1(h)(i) or a “409A Change in Control” as defined in Section 1(h)(ii), as specified in the applicable Award Agreement. If no definition is specified, the term shall mean a 409A Change in Control.

(i)     A “Change in Control” shall mean the occurrence of any of the following events:

(A)     the acquisition, directly or indirectly by any Person (other than the Company, any trustee or other fiduciary under an employee benefit plan of the Company, or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Company’s outstanding securities;

(B)     a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases to consist of “incumbent members”, which term means members of the Board on the first day of such period and any person becoming a member of the Board subsequent to such date whose election or nomination for election was approved by not less than two-thirds of the members of the Board who then comprised the “incumbent members”;

(C)     the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, by reason of their being stockholders of the Company, fifty percent (50%) or less of the voting stock of the combined entity; or

(D)     a liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or similar transaction in which the Company is not the surviving entity or survives as a wholly-owned or majority-owned subsidiary of another entity.

(ii)     A “409A Change in Control” shall mean the occurrence of any of the following events:

(A)     any Person (other than (1) the Company, or (2) any trustee or other fiduciary under an employee benefit plan of the Company), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company by reason of having acquired such securities during the 12-month period ending on the date of the most recent acquisition (not including any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the total voting power of the Company’s then outstanding voting securities;

(B)     the majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment;

(C)     there is consummated a merger or consolidation of Company with any other corporation or other entity, resulting in a change described in clauses (A), (B), (D), or (E) of this definition, other than (1) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than sixty percent (60%) of the total voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, directly or indirectly, acquired forty percent (40%) or more of the total voting power of the then outstanding securities of the Company (not including any securities acquired directly from the Company or its Affiliates);

(D)     a liquidation of the Company involving the sale to any Person of at least forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before the liquidation; or

(E)     the sale or disposition by the Company of assets that have a total fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the assets of the Company and its Subsidiaries (taken as a whole) immediately before such sale or disposition (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company to an entity at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by shareholders of the Company in substantially the same proportions as their beneficial ownership of the Company immediately prior to such sale.

(i)     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j)     “Committee” means the committee designated by the Board to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director.

(k)     “Director” means a member of the Board.

(l)     “Disability” means a condition rendering a Participant Disabled.

(m)     “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(n)     “Effective Date” will have the same meaning as set forth in Section 18.

(o)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)     “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(q)     “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(r)     “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(s)     “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(t)     “Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(u)     “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(v)     “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(w)     “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(x)     “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(y)     “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(z)     “Shares” means shares of the Company’s common stock, par value $0.001, subject to substitution or adjustment as provided in Section 3(c) hereof.

(aa)     “Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.

(bb)     “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

Section 2.     Administration. The Plan shall be administered by the Committee; provided that, notwithstanding anything to the contrary herein, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Law are required to be determined in the sole discretion of the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)     select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)     determine the type of Award to be granted;

(c)     determine the number of Shares, if any, to be covered by each Award;

(d)     establish the other terms and conditions of each Award;

(e)     approve forms of agreements (including Award Agreements) for use under the Plan; and

(f)      modify or amend each Award, subject to the Participant’s consent if such modification or amendment would materially impair such Participant’s rights.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise take any action that may be necessary or desirable to facilitate the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

To the extent permitted by Applicable Law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder. Any such delegation shall be subject to the applicable corporate laws of the State of Delaware. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

Section 3.     Shares Subject to the Plan.

(a)     Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c) of the Plan, the maximum number of Shares that may be issued in respect of Awards under the Plan is the sum of: (i) 1,535,500 Shares and (ii) subject to prior approval by the Board in each instance, an annual increase on January 1, 2022 and each anniversary of such date thereafter prior to the termination of the Plan, equal to the lesser of (A) 4% of the Shares outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board (collectively, the “Plan Limit”). All of the Plan Limit Shares may be issued in respect of Incentive Stock Options. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Any Shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of Shares available for delivery under the Plan. Any Shares that are available for issuance under the Windtree Therapeutics, Inc. 2011 Long-Term Incentive Plan (as amended) (the “2011 Plan”) as of the Effective Date, and any Shares that become available for issuance under the 2011 Plan following the Effective Date in accordance with the terms of the 2011 Plan (the “Additional Shares”), may be issued to Participants pursuant to the terms of this Plan. The Plan Limit shall be increased by such number of Additional Shares.

(b)     Effect of the Expiration or Termination of Awards. If and to the extent that an Option or a Stock Appreciation Right expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Award will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. Shares withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, will again become available for grant under the Plan.

(c)     Other Adjustment. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it may deem equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.

(d)     Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i)     cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii)     cause any outstanding Option or Stock Appreciation Right to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or Stock Appreciation Right upon closing of the Change in Control;

(iii)     cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv)     cancel any Award in exchange for a substitute award;

(v)     redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi)     cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or the base price of the Stock Appreciation Right; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or the base price of any such Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; and/or

(vii)     take such other action as the Committee shall determine to be reasonable under the circumstances.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

Notwithstanding any provision of this Section 3(d), in the case of any Award subject to Section 409A of the Code, the Committee shall only be permitted to take actions under this Section 3(d) to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A of the Code.

(e)     Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have employees, directors and consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Committee, in its sole discretion, shall have the power and authority to: (i) modify the terms and conditions of any Award granted to employees, directors and consultants outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (ii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a); and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

Section 4.     Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

Section 5.     Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a)     Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b)     Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after expiration of the term of the Option.

(c)     Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Such terms and conditions may include the continued employment or service of the Participant, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine in its sole discretion (the “Vesting Conditions”). The Committee may provide in the terms of an Award Agreement that the Participant may exercise the unvested portion of an Option in whole or in part in exchange for shares of Restricted Stock subject to the same vesting terms as the portion of the Option so exercised. Restricted Stock acquired upon the exercise of an unvested Option shall be subject to such additional terms and conditions as determined by the Committee.

(d)     Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or by means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 17(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e)     Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)     Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 6.     Stock Appreciation Right. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the base price specified in the applicable Award Agreement. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the Vesting Conditions for such Award. A Stock Appreciation Right base price may never be less than the Fair Market Value of the underlying common stock of the Company on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the portion of the Award to be exercised. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 7.     Termination of Service. Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

(a)     Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(b)     Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(c)     Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause or if a Participant resigns at a time that there was a Cause basis for such Participant’s termination: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)     Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then three months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

Section 8.     Restricted Stock.

(a)     Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.

(b)     Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period. If physical certificates are issued, they will be held in escrow by the Company or its designee during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)     Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i)     During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon one or more Vesting Conditions.

(ii)     While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares. If any cash distributions or dividends are payable with respect to the Restricted Stock, the Committee, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)     Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

Section 9.     Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may impose one or more Vesting Conditions on such units. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing a Restricted Stock Unit shall set forth the Vesting Conditions and time and form of payment with respect to such Award. The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder; provided, however, that an Award Agreement may provide for the inclusion of dividend equivalent payments or unit credits with respect to the Award in the discretion of the Committee. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting in full, any portion of the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

Section 10.     Cash or Other Stock Based Awards. Subject to the other terms of the Plan, the Committee may grant Cash or Other Stock Based Awards (including Awards to receive unrestricted Shares or immediate cash payments) to eligible individuals. The Award Agreement evidencing a Cash or Other Stock Based Award shall set forth the terms and conditions of such Cash or Other Stock Based Award, including, as applicable, the term, any exercise or purchase price, performance goals, Vesting Conditions and other terms and conditions. Payment in respect of a Cash or Other Stock Based Award may be made in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

Section 11.     Amendments and Termination. Subject to any shareholder approval that may be required under Applicable Law, the Plan may be amended or terminated at any time or from time to time by the Board.

Section 12.     Prohibition on Repricing Programs. Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value per Share for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining stockholder approval.

Section 13.     Conditions Upon Grant of Awards and Issuance of Shares.

(a)     The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b)     No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law.

Section 14.     Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 15.     Withholding of Taxes.

(a)     Required Withholding.  All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Company may require that the Participant or other person receiving or exercising Awards pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Awards.

(b)     Election to Withhold Shares.  If the Committee so permits, Shares subject to an Award may be withheld to satisfy tax withholding obligations arising with respect thereto based on the Fair Market Value of such Shares at the time of withholding, to the extent that such withholding would not result in liability classification of such Award (or any portion thereof) under applicable accounting rules.

Section 16.     Liability of Company.

(a)     Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b)     Grants Exceeding Allotted Shares. If Shares subject to an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, that Award will be contingent with respect to such excess Shares, on the effectiveness under Applicable Law of a sufficient increase in the number of Shares subject to this Plan.

(c)     Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

Section 17.     General Provisions.

(a)     The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b)     The Awards shall be subject to the Company’s stock ownership policies, as in effect from time to time.

(c)     All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)     Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(e)     Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(f)     The Awards (whether vested or unvested) shall be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company that is applicable to the Participant. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

Section 18.     Effective Date of Plan. The Plan became effective on December 24, 2020 (the “Effective Date”), upon its approval by the holders of a majority of the voting power of the shares deemed present and entitled to vote at the meeting of stockholders of the Company.

Section 19.     Term of Plan. Unless the Plan shall theretofore have been terminated in accordance with Section 11, the Plan shall terminate on the tenth anniversary of the Effective Date, and no Awards under the Plan shall thereafter be granted.

Section 20.     Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 21.     Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

Section 22.     Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.